Exhibit 10.19

SPONSOR SUPPORT AGREEMENT

among

SOLYNDRA, INC.,

as Sponsor

SOLYNDRA FAB 2 LLC,

as Borrower

U.S. DEPARTMENT OF ENERGY,

as Credit Party

U.S. DEPARTMENT OF ENERGY,

as Loan Servicer

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent

Dated as of September 2, 2009

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS AND INTERPRETATION		2
1.1	DEFINITIONS	2
1.2	COMMON AGREEMENT DEFINITIONS	2
1.3	INTERPRETATION	2

ARTICLE II. SPONSOR SUPPORT OBLIGATIONS		2
2.1	RETENTION OF EQUITY INTEREST.	2
2.2	BORROWER AND OPERATOR PERFORMANCE.	3
2.3	SPONSOR REIMBURSEMENT TO BORROWER.	3
2.4	NO FEDERAL FUNDS.	3

ARTICLE III. ADDITIONAL AGREEMENTS; FEES AND INDEMNITIES		4
3.1	SHARED FACILITIES.	4
3.2	REIMBURSEMENT OF EXPENSES	4
3.3	INDEMNITY	5
3.4	MASTER REVENUE ACCOUNT PAYMENTS.	5

ARTICLE IV. REPRESENTATIONS AND WARRANTIES.		6
4.1	ORGANIZATION.	6
4.2	AUTHORIZATION; NO CONFLICT.	6
4.3	LEGALITY, VALIDITY AND ENFORCEABILITY.	6
4.4	PERMITS; OTHER REQUIRED CONSENTS.	7
4.5	LITIGATION, LABOR DISPUTES.	7
4.6	TAX.	7
4.7	COMPLIANCE WITH GOVERNMENTAL RULES.	8
4.8	CORRUPT PRACTICES LAWS.	8
4.9	ERISA.	8
4.10	INTELLECTUAL PROPERTY.	9
4.11	NO DEFAULTS.	10
4.13	SUFFICIENCY OF PROJECT DOCUMENTS.	10
4.14	FINANCIAL STATEMENTS.	10
4.15	REMAINING FUNDS.	10
4.16	FEES AND ENFORCEMENT.	10
4.17	IMMUNITY.	11
4.18	U.S. GOVERNMENT REQUIREMENTS.	11
4.19	INSOLVENCY PROCEEDINGS.	11
4.20	NO MATERIAL ADVERSE EFFECT.	11
4.21	FULL DISCLOSURE.	11

ARTICLE V. COVENANTS.		12
5.1	INFORMATION COVENANTS.	12
5.2	BOOKS, RECORDS AND INSPECTIONS; ACCOUNTING AND AUDITING MATTERS.	15
5.3	MAINTENANCE OF EXISTENCE; CONDUCT OF BUSINESS.	16
5.4	COMPLIANCE WITH DEBARMENT REGULATIONS.	16
5.5	TAX, DUTIES, PROPER LEGAL FORM.	16
5.6	PERFORMANCE OF OBLIGATIONS.	17
5.7	PROJECT DOCUMENTS.	17
5.8	INDEPENDENT CONSULTANTS.	17
5.9	ADDITIONAL DOCUMENTS; FILINGS AND RECORDINGS.	17
5.10	INTELLECTUAL PROPERTY AND TECHNOLOGY.	17
5.12	ERISA COVENANTS.	18

5.13	INVESTMENT COMPANY ACT.	19
5.14	DEBARMENT REGULATIONS.	19

ARTICLE VI. GOVERNING LAW, CONSENT TO JURISDICTION AND VENUE		19
6.1	GOVERNING LAW	19
6.2	WAIVER OF TRIAL BY JURY	19
6.3	CONSENT TO JURISDICTION; SERVICE OF PROCESS	19

ARTICLE VII. MISCELLANEOUS		20
7.1	NOTICES	20
7.2	AMENDMENTS TO OTHER DOCUMENTS	20
7.3	ENTIRE AGREEMENT	21
7.4	NO DISCHARGE	21
7.5	TERMINATION.	21
7.6	REINSTATEMENT	21
7.7	LIMITATION ON LIABILITY	21
7.8	WAIVER OF SUBROGATION	22
7.9	RIGHTS AND RESPONSIBILITIES OF AGENTS	22
7.10	CALCULATIONS	22
7.11	SUCCESSORS AND ASSIGNS	22
7.12	AMENDMENTS	23
7.13	SEVERABILITY	23
7.14	DELAY AND WAIVER	23
7.15	REMEDIES	23
7.16	BENEFITS OF AGREEMENT	24
7.17	CONCLUSIVE AUTHORITY	24
7.18	COUNTERPARTS	24

[Execution Counterpart]

SPONSOR SUPPORT AGREEMENT

THIS SPONSOR SUPPORT AGREEMENT (this “Agreement”) is dated as of September 2, 2009, by and among:

(i)	SOLYNDRA, INC., a corporation organized and existing under the laws of Delaware (the “Sponsor”);

(ii)	SOLYNDRA FAB 2 LLC, a limited liability company organized and existing under the laws of Delaware (the “Borrower”);

(iii)	U.S. DEPARTMENT OF ENERGY, acting by and through the Secretary of Energy, for itself as a Credit Party and as guarantor of the DOE-Guaranteed Loans (in such capacity, “DOE”);

(iv)	U.S. DEPARTMENT OF ENERGY, acting by and through the Secretary of Energy, as the Loan Servicer under the Common Agreement (in such capacity, the “Loan Servicer”); and

(v)	U.S. BANK NATIONAL ASSOCIATION, a national banking association, as the Collateral Agent under the Common Agreement (in such capacity, the “Collateral Agent”).

WHEREAS, the Borrower intends to develop, construct, own and operate a thin-film solar photovoltaic manufacturing facility, together with certain associated facilities, in connection with the Project.

WHEREAS, in order to finance the cost of the Project, the Borrower has entered into the Common Agreement dated as of September 2, 2009, by and among DOE, the Borrower, the Loan Servicer and the Collateral Agent (the “Common Agreement”), pursuant to which the Credit Parties have agreed to make available certain credit facilities to the Borrower on the terms and conditions set forth therein.

WHEREAS, it is a condition precedent to the making of the initial Advance under the Common Agreement and the other Loan Documents that the parties shall have entered into this Agreement.

NOW, THEREFORE, to induce DOE, the Loan Servicer and the Collateral Agent to enter into the Common Agreement and the other Loan Documents and to induce the Credit Parties to make available the DOE Credit Facility, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree as follows:

ARTICLE I.

DEFINITIONS AND INTERPRETATION

1.1 Definitions

As used in this Agreement, the following terms have the following meanings:

“Indemnity Claims” As defined in Section 3.3(a).

“Licensed IPR” As defined in the Project IP License Agreement.

“Licensed Technology” As defined in the Project IP License Agreement.

“Loss” Any liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements to which an Indemnified Person may become subject.

“Phase II” As defined in Section 3.1(a).

1.2 Common Agreement Definitions

When used in this Agreement including the recitals hereto, capitalized terms not otherwise defined herein which are defined in Exhibit A to the Common Agreement have the meanings given to them in the Common Agreement.

1.3 Interpretation

For all purposes of this Agreement and the Exhibits hereto, the principles of construction set forth in Exhibit B to the Common Agreement shall apply mutatis mutandis to this Agreement as if set forth in full in this Section 1.3.

ARTICLE II.

SPONSOR SUPPORT OBLIGATIONS

2.1 Retention of Equity Interest.

2.1.1 Maintenance of Ownership and Control.

The Sponsor shall not (i) transfer any of its Equity Interest in the Borrower or cease to be the sole Equity Owner of Borrower, (ii) cease to Control all Equity Interests in the Borrower, or (iii) otherwise take any action that would constitute a Potential Default under Section 8.1(j)(i) of the Common Agreement.

2.1.2 Merger; Consolidation.

The Sponsor shall not permit any Equity Interest in the Borrower to be legally or beneficially owned by another entity pursuant to the Sponsor’s merger or consolidation with such entity or otherwise.

2.1.3 Wrongful Transfers.

Neither the Borrower nor the Sponsor shall recognize any purported transfer of any Equity Interest in violation of this Agreement and shall notify DOE promptly upon receipt of any request to register or record any transfer of such Equity Interest in violation of this Agreement.

2.2 Borrower and Operator Performance.

(a) In accordance with the terms of this Agreement and the other Loan Documents, and in each case without implication that this Section creates any guarantee or direct obligation of the Sponsor for any Borrower or Operator obligations, (i) from time to time at any time up to the Project Completion Date, the Sponsor shall cause the Borrower to fulfill all of the requirements needed to achieve Project Completion, and (ii) at all times, the Sponsor shall cause the Borrower and the Operator to fulfill all of their respective obligations under the Transaction Documents.

(b) Without limiting the generality of Section 2.2(a), and to the extent permitted by applicable law and within its corporate power to do so, the Sponsor shall vote or cause to be voted all Equity Interests in the Borrower and the Operator now held by it, as well as any other Equity Interests that it may directly or indirectly acquire or control from time to time, in such manner, and take or cause to be taken any actions, including such corporate and limited liability company action, as shall be necessary to achieve the prompt and effective implementation and performance of all of the provisions of this Agreement and the other Transaction Documents to which the Borrower or the Operator is party;

2.3 Sponsor Reimbursement to Borrower.

With respect to any transactions between the Borrower and the Sponsor or any other Affiliate of the Sponsor under any Intercompany Project Document, if the Borrower was for any reason incorrectly underpaid or overcharged in contravention of the terms of such Intercompany Project Document or the Loan Documents, pursuant to the Collateral Agency Agreement payments otherwise due to the Sponsor under the Intercompany Project Documents shall be adjusted so as to reimburse the Borrower for the amount of such underpayment or overcharge.

2.4 No Federal Funds.

Except if explicitly authorized by an Act of Congress, neither the Sponsor nor the Borrower shall use any funds obtained from the Federal Government, or from a loan or other instrument guaranteed by the Federal Government, to pay for Credit Subsidy Cost, DOE Credit Facility Fees, or other fees charged by or paid to DOE pursuant to the Program Requirements.

ARTICLE III.

ADDITIONAL AGREEMENTS; FEES AND INDEMNITIES

3.1 Shared Facilities.

(a)	DOE acknowledges that (i) the Sponsor intends to construct Phase II of the Front-End Manufacturing Facility and associated facilities at the Back-End Site (collectively, “Phase II”) through a separate subsidiary of the Sponsor and finance such construction through separate third-party financing, and (ii) the Borrower expects to share the Shared Manufacturing Facilities with Phase II. The parties acknowledge that such sharing arrangements require the prior written consent of DOE.

(b)	DOE shall not unreasonably withhold, condition or delay its consent to the sharing of the Shared Manufacturing Facilities as long as DOE is satisfied that such sharing arrangements:

(i) do not adversely affect DOE’s first priority security interest in the Collateral Security,

(ii) otherwise satisfy the terms and conditions of the Loan Documents,

(iii) do not interfere with DOE’s ability to complete the Project in case of default, and

(iv) are otherwise consistent with the Program Requirements.

(c)	In connection with such proposed sharing arrangements, the Sponsor will provide such information as DOE may request in connection with the proposed financing of Phase II in order for DOE to confirm the requirements of this Section.

3.2 Reimbursement of Expenses

In addition to any obligations of the Borrower or the Sponsor under (i) the letter agreement with R.W. Beck, Inc., engineering advisor to DOE, and (ii) the fee letter with Morrison & Foerster LLP, outside legal counsel to DOE, dated December 11, 2008, each of which remains in full force and effect in accordance with its terms, the Borrower and the Sponsor, jointly and severally, shall be liable to pay or reimburse DOE for all reasonable expenses incurred by DOE in connection with the Loan Documents and the negotiation, execution and implementation of the financing contemplated by the Loan Documents, including fees and expenses for outside legal counsel, business advisers and consultants, notarization costs, travel expenses, post-closing costs of reproducing and binding document sets, and other such out-of-pocket expenses incurred by DOE, including any costs of collecting any amount due under any of the Loan Documents. Such payment or reimbursement shall be due and payable upon the Borrower’s or the Sponsor’s receipt of DOE’s request therefor from time to time and upon the extension or termination of the Loan Documents. Such payment or reimbursement shall be due whether or not the Loan Documents are executed or any Advance of the DOE-Guaranteed Loan is made thereunder.

3.3 Indemnity

(a)	General Indemnity. Subject to Section 3.3(c), and whether or not the transactions contemplated under the Common Agreement are consummated, the Sponsor shall defend, protect, and indemnify each Indemnified Person and each of its officers, directors, employees, representatives, attorneys and agents from, and hold each of them harmless against, any and all Losses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding or inquiry (whether or not such Indemnified Person is a party thereto) related to the entering into and performance by the Borrower or the Sponsor of any Transaction Document or the disbursement of, or use of the proceeds of, any DOE-Guaranteed Loans or the consummation of any transactions contemplated herein or in any Transaction Document, including the fees and Periodic Expenses of counsel selected by such Indemnified Person incurred in connection with any such investigation, litigation or other proceeding or in connection with enforcing the provisions of this Section 3.3, but in all cases excluding any such Losses (i) to the extent incurred by reason of the gross negligence or willful misconduct of the Indemnified Person or its officers, directors, employees, representatives, attorneys or agents, as the case may be, as determined pursuant to a final, non-appealable judgment by a court of competent jurisdiction, or (ii) arising from the failure of the Borrower to pay principal, interest, or fees under the DOE-Guaranteed Loans, except when such failure arises in connection with fraud by the Borrower, the Sponsor, or an Affiliate of any of them (collectively, “Indemnity Claims”).

(b)	Specific Indemnity. Without limitation to the generality of Section 3.3(a), the Sponsor shall defend, protect, and indemnify each Indemnified Person and each of its respective officers, directors, employees, representatives, attorneys and agents from, and hold each of them harmless against, any and all Indemnity Claims imposed on or asserted against any such Persons directly or indirectly based on, or arising or resulting from (i) the actual or alleged presence of Hazardous Substances on, under or at the Sites, (ii) any Environmental Claim relating to the Borrower or the Project or arising out of the use of the Front-End Project Facility, the Back-End Project Facility, or the Sites, (iii) fraud by the Borrower, the Sponsor, or an Affiliate of any of them, (iv) any dispute among the Sponsor or the Equity Owners of the Sponsor, or (v) the exercise of any Indemnified Person’s rights under any of the provisions of this Section 3.3(b).

(c)	Duration of Indemnity. An Indemnity Claim may be made under Section 3.3(b) at any time until termination of this Agreement. An Indemnity Claim with respect to matters that are within the scope of Section 3.3(a) but outside the scope of Section 3.3(b) may not be initiated after the Project Completion Date.

(d)	Survival. The provisions of this Section 3.3. shall survive termination of this Agreement.

3.4 Master Revenue Account Payments.

The Sponsor shall direct payment of all amounts received by the Sponsor pursuant to any Third-Party Sales Agreement to the Master Revenue Account, which shall be subject to a first-priority security interest in favor of the Borrower on a portion of the amounts in such account as provided in a security agreement to be entered into not later than 30 days prior to the start of the Operating Period.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES.

The Sponsor makes all of the following representations and warranties to and in favor of each Credit Party as of (i) the Financial Closing Date, (ii) each Periodic Approval Date, (iii) each Advance Date, and (iv) the Project Completion Date, except as such representations and warranties relate to an earlier date, and all of these representations and warranties shall survive the Financial Closing Date and the repayment of the Advances.

4.1 Organization.

The Sponsor (a) is a corporation organized and existing under the laws of Delaware, (b) is duly qualified to do business in California and in each other jurisdiction where the failure to so qualify could reasonably be expected to have a Material Adverse Effect, and (c) has all requisite corporate power and authority to (i) carry on its business as now being conducted and as now proposed to be conducted in respect of the Project and (ii) execute, deliver, perform and observe the terms and conditions of each of the Transaction Documents to which it is a party.

4.2 Authorization; No Conflict.

The Sponsor has duly authorized, executed and delivered this Agreement and the other Transaction Documents to which it is a party, and neither its execution and delivery thereof nor its consummation of the transactions contemplated thereby nor its compliance with the terms thereof (a) does or will contravene its Organizational Documents or any other Governmental Rules, (b) does or will contravene or result in any breach or constitute any default under any Governmental Judgment, (c) does or will contravene or result in any breach or constitute any default under, or result in or require the creation of any Lien upon any of its revenues, properties or assets under any agreement or instrument to which it is a party or by which it or any of its revenues, properties or assets may be bound, except for Permitted Liens, or (d) does or will require the consent or approval of any Person other than the Required Sponsor Consents and any other consents or approvals that have been obtained, and are in full force and effect.

4.3 Legality, Validity and Enforceability.

(a) This Agreement and each other Transaction Document to which the Sponsor is a party is a legal, valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with its terms, subject to Bankruptcy Laws and general principles of equity regardless of whether enforcement is considered in a proceeding at law or in equity, (b) to Sponsor’s knowledge, each Transaction Document is the legal, valid and binding obligation of any other party thereto (other than the Borrower and the Operator), enforceable against such party in accordance with its terms, subject to Bankruptcy Laws and general principles of equity regardless of whether enforcement is considered in a proceeding at law or in equity and (c) each Transaction Document is the legal, valid and binding obligation of the Borrower and the Operator, enforceable against such party in accordance with its terms, subject to Bankruptcy Laws and general principles of equity regardless of whether enforcement is considered in a proceeding at law or in equity.

4.4 Permits; Other Required Consents.

The Sponsor possesses all material Governmental Approvals and all consents and approvals that are required to have been obtained or to be obtained by the Sponsor in connection with this Agreement and any other Transaction Documents to which it is party as of the date of this Agreement (the “Required Sponsor Consents”) and such Required Sponsor Consents required to have been obtained are in full force and effect and are not then under appeal or subject to other proceedings or unsatisfied conditions that could reasonably be expected to result in a material modification or cancellation as of such date. The Sponsor is in compliance with all such Required Sponsor Consents, the non-compliance with which could reasonably be expected to have a Material Adverse Effect, including all Federal, state, and local regulatory requirements.

4.5 Litigation, Labor Disputes.

(a) Except as disclosed in writing to the Credit Parties, there is no pending or threatened (in writing) action, suit, proceeding or investigation (by a Governmental Authority) of any kind, including no action or proceeding of or before any Governmental Authority, that (i) relates to any of the transactions contemplated by the Sponsor Support Agreement or any of the Transaction Documents to which it is party or (ii) to which the Sponsor, to the Sponsor’s Knowledge, any Major Project Participant (other than the Front-End Construction Contractor) is a party, in either case, that has, or could reasonably be expected to have, a Material Adverse Effect.

(b) The Sponsor has not failed to observe in any material respect any order of any court, arbitrator, administrative agency or other Governmental Authority that has, or could reasonably be expected to have, a Material Adverse Effect. There is no injunction, writ, or preliminary restraining order of any nature issued by an arbitrator, court or other Governmental Authority directing that any of the transactions provided for in this Agreement or any of the Transaction Documents to which it is party not be consummated as herein or therein provided.

4.6 Tax.

The Sponsor has filed all material tax returns required by Governmental Rules to be filed by it and has paid (i) all income Taxes payable by it that have become due pursuant to such tax returns and (ii) all other material Taxes and assessments payable by it that have become due (other than those Tax that it is contesting in good faith and by appropriate proceedings, for which reserves have been established to the extent required by GAAP). The Sponsor has paid or has reserved to the extent required by GAAP for the payment of all income or other Tax imposed on it by the applicable Governmental Authority for all prior Fiscal Years and accrued for the current Fiscal Year to the date hereof.

4.7 Compliance with Governmental Rules.

The Sponsor is in compliance with, and has conducted its business, operations, assets, equipment, property, leaseholds, and other facilities in compliance with all Environmental Laws and in compliance with all other Governmental Rules, the noncompliance with which could reasonably be expected to have a Material Adverse Effect and no notices of violation of any Governmental Rule have been issued, entered or received by the Sponsor that have not been cured with no remaining liability to the Sponsor, other than those that have been disclosed to the extent required by the terms of the Loan Documents. Neither the Sponsor, nor, to the Knowledge of the Sponsor, the Borrower is in default with respect to any Governmental Judgment which default would be reasonably expected to have a Material Adverse Effect.

4.8 Corrupt Practices Laws.

(a) The Sponsor and its respective officers, directors, employees and agents have complied in all material respects with all applicable Corrupt Practices Laws in obtaining any consents, licenses, approvals, authorizations, rights, or privileges with respect to the Project;

(b) the Sponsor, its officers directors, employees and agents are otherwise conducting the Project and the Sponsor’s business in compliance in all material respects with all applicable Corrupt Practices Laws; and

(c) the internal management and accounting practices and controls of the Sponsor and the Sponsor are adequate to ensure compliance in all material respects with all Corrupt Practices Laws.

4.9 ERISA.

(a) The Sponsor and, to the Sponsor’s knowledge, its ERISA Affiliates have operated the Pension Plans in material compliance with their terms and with all applicable provisions and requirements of the Internal Revenue Code, ERISA, and other applicable Federal or state laws and have performed all their respective obligations under each Pension Plan.

(b) No ERISA Event has occurred or is reasonably expected to occur.

(c) All liabilities under each Pension Plan are (i) funded to at least the minimum level required by applicable law or, if higher, to the level required by the terms governing the Pension Plans (ii) insured with a reputable insurance company, (iii) provided for or recognized in the Financial Statements most recently delivered to the Loan Servicer pursuant to Section 5.1 hereof or (iv) estimated in the formal notes to the Financial Statements most recently delivered to the Loan Servicer pursuant to Section 5.1 hereof.

(d) There are no circumstances which may give rise to a material liability for the Sponsor in relation to any Pension Plan which is not funded, insured, provided for, recognized or estimated in the manner described in subsection (c) above.

(e) (i) The Sponsor is not and will not be a “plan” within the meaning of Section 4975(e) of the Internal Revenue Code; (ii) the assets of the Sponsor do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R. § 2510.3-101; (iii) the Sponsor is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA; (iv) transactions by or with the Sponsor are not and will not be subject to state statutes applicable to the Sponsor regulating investments of fiduciaries with respect to governmental plans; and (v) the Sponsor shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by the Credit Parties of any of their respective rights under this Agreement) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code. The Sponsor further agrees to deliver to Credit Parties such certifications or other evidence of compliance with the provisions of this Section as the Credit Parties may from time to time request.

4.10 Intellectual Property.

(a) The Sponsor has provided Borrower with all Technology and Intellectual Property Rights necessary to do the following in a commercially reasonable manner and as contemplated in connection with the Project: (i) design, construct, operate, use, maintain and make improvements to the Front-End Manufacturing Facility; (ii) produce, manufacture, process, finish, package, label, ship, sell support and make improvements to the products specified in the Project Sales Agreement, including process formulation development, validation, quality assurance and quality control, using equipment and materials supplied under the Project Equipment Supply Agreement and the Project Material Supply Agreement; and (iii) exercise its rights and perform its obligations under the Operating Documents and the Project Equipment Supply Agreement in connection with the Project, except, in each case, where the failure to to hold a valid and enforceable license or right to use such Technology or Intellectual Property Rights could not reasonably be expected to result in a Material Adverse Effect. The Sponsor is the sole and exclusive owner of or holds a valid and enforceable license in the Licensed Technology or Licensed IPR, except, in each case, where the failure to own or hold a valid and enforceable license in such Technology or Intellectual Property Rights could not reasonably be expected to result in a Material Adverse Effect. The Sponsor possesses sufficient rights in the Licensed Technology and Licensed IPR to grant the rights granted or purported to be granted to Borrower under the Project IP License Agreement, including the Borrower’s right to assign such rights as set forth in the Project IP License Agreement, except, in each case, where the failure to possess such rights in the Technology and Intellectual Property Rights could not reasonably be expected to have a Material Adverse Effect.

(b) To Sponsor’s knowledge, none of the Technology nor any Intellectual Property Rights provided to Borrower under the Project IP License Agreement nor anything else sold, provided or made available by Solyndra in connection with the Operating Documents or the Project Equipment Supply Agreement, nor the use thereof by Borrower infringes upon or misappropriates the Intellectual Property Rights or other rights of any other Person and no actions by the Borrower or any product, process, method, substance, part or other material presently contemplated to be sold or employed by the Borrower infringe upon or misappropriate the Intellectual Property Rights of any other Person, except, in each case, where such infringement or misappropriation of such Intellectual Property Rights could not reasonably be expected to result in a Material Adverse Effect.

4.11 No Defaults.

No Event of Default or Potential Default has occurred and is continuing. There is no breach of any material obligation under any Loan Document to which the Sponsor is party and no notices of breach of any Loan Document to which the Sponsor is party have been issued, entered or received by the Sponsor, in each case that could reasonably be expected to have a Material Adverse Effect on its ability to perform its obligations under any Loan Document to which the Sponsor is party.

4.13 Sufficiency of Project Documents.

The Sponsor believes that it is technically feasible for the Project to be operated so as to fulfill in all material respects the design specifications and requirements contained in the DOE Guarantee Application.

4.14 Financial Statements.

Each of the Financial Statements of the Sponsor delivered to the Credit Parties in accordance with the Common Agreement has been prepared in accordance with GAAP and presents fairly in all material respects the financial condition of the Sponsor as of the respective dates of the balance sheets included therein and the results of operations of the Sponsor for the respective periods covered by the statements of income included therein. Except as reflected in such Financial Statements, there are no liabilities or obligations of any nature whatsoever for the period to which such Financial Statements relate (other than under the Transaction Documents) that are required to be disclosed in accordance with GAAP.

4.15 Remaining Funds.

The Total Funding Available to the Borrower is sufficient to pay Total Project Costs, including Interest During Construction, DOE Credit Facility Fees, and identified Cost Overruns.

4.16 Fees and Enforcement.

Other than amounts that have been paid in full or will have been paid in full by the Initial Advance Date or with respect to which arrangements satisfactory to each Relevant Credit Party have been made, no fees or Taxes including documentary, stamp, transaction, registration, or similar Taxes are required to be paid by it or by the Borrower or any of the Credit Parties to ensure the legality, validity, enforceability, priority or admissibility in evidence in applicable jurisdictions of any Transaction Documents to which it is party.

4.17 Immunity.

In any proceedings in connection with any Transaction Document to which the Sponsor is a party, the Sponsor has not been and will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal processes.

4.18 U.S. Government Requirements.

(a) Suspension and Debarment. No event has occurred and no condition exists that is likely to result in the debarment or suspension of the Sponsor from contracting with the United States Government or any agency or instrumentality thereof, and the Sponsor is not now and has not been subject to any such debarment or suspension. On the date of this Agreement neither the Sponsor nor its Principal Persons are (a) debarred, suspended, proposed for debarment with a final determination still pending, declared ineligible or voluntarily excluded (as such terms are defined in any of the Debarment Regulations) from participating in procurement or nonprocurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations, or (b) indicted, convicted or had a Governmental Judgment rendered against the Sponsor or any of its Principal Persons for any of the offenses listed in any of the Debarment Regulations and no event has occurred and no condition exists that is likely to result in the debarment or suspension of the Sponsor from contracting with the United States Government or any agency or instrumentality thereof.

(b) Lobbying. In accordance with 31 U.S.C. §1352, no proceeds of the DOE-Guaranteed Loans have been or will be expended by the Borrower or the Sponsor to pay any Person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress.

4.19 Insolvency Proceedings.

The Sponsor is not the subject of any pending, or to the Sponsor’s Knowledge, threatened (in writing), Insolvency Proceedings.

4.20 No Material Adverse Effect.

No Material Adverse Effect has occurred and is continuing nor is there any fact or circumstance that could reasonably be expected to have a Material Adverse Effect.

4.21 Full Disclosure.

(a) The statements and information contained in this Agreement or any other Transaction Document to which the Sponsor is party, taken together with all documents, reports or other written information pertaining to the Project together with all updates of such information from time to time, that have been furnished by or on behalf of the Sponsor to any Credit Party or any Independent Consultant, are true and correct in all material respects when made and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which they were made.

(b) There is no fact known to the Sponsor that has not been disclosed to the Credit Parties in writing the existence of which would be material to the DOE’s decision to enter into this Agreement or could otherwise reasonably be expected to have a Material Adverse Effect.

(c) There are in existence no documents or agreements that have not been described to the Credit Parties that are material in the context of the Transaction Documents to which it is party or that have the effect of varying any of the Transaction Documents to which it is party.

ARTICLE V.

COVENANTS.

The Sponsor covenants and agrees with the Borrower and the Collateral Agent for the benefit of the Credit Parties that until the date all Secured Obligations (other than inchoate indemnity obligations) are paid in full and the DOE Credit Facility Commitment has terminated, unless the Loan Servicer waives compliance in writing:

5.1 Information Covenants.

At its own expense the Sponsor shall furnish or cause to be furnished to the Loan Servicer, in each case, to the extent reasonably practical in unalterable electronic format with a reproduction of the signatures where required or with sufficient copies for each Credit Party, the following items:

5.1.1 Financial Statements of Sponsor.

The Sponsor shall provide, promptly after the same become available, in accordance with the time periods applicable to the Borrower set forth in the Common Agreement, unaudited quarterly and audited annual Financial Statements of the Sponsor, prepared in accordance with GAAP and, if the same are audited annual Financial Statements, certified by their respective auditors; together with calculations showing, prior to Project Completion, the Debt to Tangible Net Worth Ratio of the Sponsor and, after Project Completion, the Tangible Net Worth of the Sponsor;

5.1.2 Certification by Financial Officer.

Each time Financial Statements of the Sponsor are delivered, such Financial Statements shall be certified by a Financial Officer of the Sponsor as having been prepared in accordance with GAAP on a consistent basis and as fairly presenting in all material respects the financial condition of the Sponsor as of the date thereof and the results of operations and cash flows of the Sponsor for the periods presented. Such certification shall also include a certification that the

Person has made or caused to be made a review of the transactions and financial condition of the Sponsor during the relevant fiscal period and (i) that other than as set out in such Financial Statements, there are no liabilities or obligations of the Sponsor that are required to be presented in such Financial Statements in accordance with GAAP, (ii) the Sponsor is in compliance with the Loan Documents to which it is a party and (iv) that no Event of Default or Potential Default exists, or if such certification cannot be made, the nature and period of existence of such Event of Default or Potential Default and what corrective action the Sponsor has taken or proposes to take with respect thereto;

5.1.3 Management Letters.

Promptly after the Sponsor’s receipt thereof, a copy of any management letter and all other material communications received by the Sponsor from the Sponsor’s Accountant in relation to its financial, accounting and other systems, management or accounts or the Project;

5.1.4 Reporting Obligations.

Promptly, but in any event within five (5) Business Days, after any Authorized Official of the Sponsor obtains Knowledge thereof or information pertaining thereto, notice of any of the following, to the extent notice thereof has not been provided by the Borrower or the Operator (it being agreed that for purposes of this Section 5.1.4, “Major Project Participant” does not include the Front-End Construction Contractor):

(i) any event that constitutes an Event of Default or Potential Default, specifying the nature thereof, together with a certificate of an Authorized Official of the Sponsor indicating any steps the Sponsor and the Borrower have taken or propose to take to remedy the same;

(ii) any action, litigation, claim, arbitration, dispute or governmental proceeding pending or threatened in writing (A) against the Sponsor or any of its property, (B) with respect to any Transaction Document to which it is party, or (C) against any other Project Participant that, in each case, could reasonably be expected to have a Material Adverse Effect, and of any developments with respect to any of the foregoing;

(iii) any proceeding or legislation by any Governmental Authority specifically affecting (A) the Sponsor, any of its property or its equity capital, or (B) a Project Participant that, in each case, could reasonably be expected to have a Material Adverse Effect, including any developments with respect to any of the foregoing;

(iv) any change in the Authorized Officials of the Sponsor, including certified specimen signatures of any new Person so appointed and satisfactory evidence of the authority of such Person, or any change in the Sponsor’s Accountant and the reason therefor;

(v) any actual or proposed termination, rescission, discharge (otherwise than by performance), amendment, supplement, modification, waiver or indulgence or breach in any material respect of any Transaction Document to which the Sponsor is party, Governmental Approval or Required Sponsor Consent that is not otherwise approved, consented to or accepted pursuant to the terms of the Loan Documents;

(vi) any material notice or correspondence received or initiated by the Sponsor relating to any Transaction Document or any notice or correspondence received or initiated by the Sponsor relating to any Governmental Approval, but excluding notices or correspondence received or initiated in the ordinary course of business or otherwise previously delivered pursuant to any Transaction Document to which Sponsor is party;

(vii) any proposed material change in the nature or scope of the Project or the business or operations of the Sponsor;

(viii) any notice of a delinquent payment owed by the Sponsor to, or to the Sponsor by (A) any supplier to the Sponsor, if such payment is more than 90 days delinquent, or (B) any other party under the Project Documents if such payment is more than 30 days delinquent, in either case, if the amount of any such delinquent payment is in excess of $25,000,000;

(ix) any material correspondence from any Construction Contractor, the Materials Supplier, or the Operator relating to, (A) any material delay in the completion of the Project, or (B) any event that could reasonably be expected to interrupt the operation of the Project for more than fifteen days;

(x) any notice of interruption of the ability of the Sponsor to receive deliveries under the Project Sales Agreement or probable prospective interruption thereof, if such interruption is expected to continue for more than fifteen days;

(xi) any notice regarding the payment of an invoice submitted to the Sponsor by the Borrower other than in the ordinary course of business;

(xii) any one or more events, conditions or circumstances (including government action) that exist or have occurred or in the judgment of the Sponsor are expected as imminent that could reasonably be expected to have a Material Adverse Effect;

(xiii) any non-compliance of a Reserve Letter of Credit with the criteria established with respect thereto and any event, condition or circumstance that represents or could reasonably be expected to lead to non-compliance by a bank providing a Reserve Letter of Credit with the required criteria with respect thereto or the renewal thereof;

(xiv) any Event of Force Majeure affecting, or that either the Sponsor or any other Major Project Participant claims would affect, the performance by such Person of any obligation under any Transaction Document, together with copies of all notices, calculations, data and other correspondence between such Major Project Participant and the Sponsor in respect of any such event, circumstance or condition;

(xv) any material dispute between the Sponsor and any Major Project Participant or between the Sponsor or any Major Project Participant and any Governmental Authority, in each case relating to the Transaction Documents to which the Sponsor is party;

(xvi) after the Sponsor obtains knowledge thereof, notice and a copy of any other material report filed or required to be filed by any Major Project Participant with any Governmental Authority relating to the Project; and

(xvii)(a) an ERISA Event, (b) the adoption of any new Pension Plan by the Sponsor or any ERISA Affiliate, (iii) the adoption of any amendment to a Pension Plan, if such amendment will result in a material increase in benefits or unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) (c) the commencement of contributions by the Sponsor or any ERISA Affiliate to any Plan that is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code, or (d) the receipt by the Sponsor or any ERISA Affiliate of a notice from a Multiemployer Plan sponsor concerning an ERISA Event.

5.1.5 Governmental and Environmental Indemnity Claims and Reports.

As soon as available, but in any event within ten days after any such report is submitted, a copy of any material report required to be filed by the Sponsor (or on behalf of the Sponsor) with any Governmental Authority related to the Project other than in the ordinary course of business.

5.1.6 Additional Audit Reports.

As soon as available, but in any event within ten Business Days after the receipt thereof by the Sponsor, copies of all other material annual or interim audit reports submitted to the Sponsor by the Sponsor’s Accountant.

5.1.7 Other Reports and Filings.

Promptly upon transmission thereof, copies of all financial information, statutory audits, proxy materials and other information and reports, if any, which the Sponsor has delivered to the United States Securities and Exchange Commission or any Governmental Authority substituted therefor, or any securities regulatory authority or any other equivalent Governmental Authority in any other applicable jurisdiction.

5.1.8 Other Information.

Promptly upon request, such other information or documents as any Credit Party or any Independent Consultant may reasonably request.

5.2 Books, Records and Inspections; Accounting and Auditing Matters.

(a) The Sponsor shall keep proper records and books of account, maintain adequate management information and cost control systems, and make arrangements reasonably satisfactory to the Credit Parties for overseeing the financial operations of the Sponsor, including its cash management, accounting and financial reporting, for overseeing the Sponsor’s relationship with the Credit Parties and the Sponsor’s Accountant and for facilitating the effective and accurate audit and performance evaluation of the Project pursuant to the Applicable Regulations and Program Requirements;

(b) Each set of Financial Statements the Sponsor delivers shall be prepared in accordance with GAAP consistently applied except to the extent that there have been any changes to such accounting principles or the application thereof noted in such Financial Statements and all financial records of the Sponsor shall be maintained at the principal executive office of the Sponsor;

(d) The Sponsor shall authorize the Sponsor’s Accountant to communicate directly with the Credit Parties and the Comptroller General and the Independent Consultants and their representatives at any time regarding the Sponsor’s accounts and operations; and

(e) In the event that the Sponsor’s Accountant should cease to be the accountants of the Sponsor for any reason, the Sponsor shall appoint and maintain as the Sponsor’s Accountant another firm of independent public accountants, which firm shall be nationally recognized.

5.3 Maintenance of Existence; Conduct of Business.

The Sponsor shall (i) maintain and preserve its existence as a corporation organized and existing under the laws of the State of Delaware and acquire, maintain, and renew all rights, licenses, contracts, powers, privileges, Leases, lands, sanctions, and franchises necessary in the normal conduct of its business and in the performance of its obligations hereunder and under the other Transaction Documents to which it is party, and (ii) observe all corporate formalities.

5.4 Compliance with Debarment Regulations.

The Sponsor shall provide immediate written notice (including a brief description) to the Loan Servicer if at any time it learns that the representations made with respect to Debarment Regulations were erroneous when made or have become erroneous by reason of changed circumstances.

5.5 Tax, Duties, Proper Legal Form.

The Sponsor shall pay or arrange for the payment before they become overdue of all present and future (i) material Taxes (including stamp taxes), duties, fees, Periodic Expenses, or other charges payable on or in connection with the execution, issue, delivery, registration, or notarization, or for the legality, validity, or enforceability, of this Agreement, any other Transaction Documents to which it is party and any other documents related to this Agreement (other than those Taxes that it is contesting in good faith and by appropriate proceedings for which reserves have been established to the extent required by GAAP) and (ii) claims, levies, or liabilities (including claims for labor, services, materials and supplies), for sums that have become due and payable and that have or, if unpaid, might become a Lien (other than a Permitted Lien) upon the property of the Sponsor (or any part thereof). The Sponsor shall take all action to ensure that each of the Transaction Documents to which it is party is in proper legal form under the respective governing laws selected in such Transaction Document, without any further action required with respect to such legal form for the enforcement of such Transaction Documents to which it is party.

5.6 Performance of Obligations.

The Sponsor shall maintain in full force and effect each of the Loan Documents to which it is a party in accordance with the respective terms thereof, except for those Loan Documents that shall by their terms terminate after the indefeasible payment in full of all Secured Obligations owed thereunder. The Sponsor shall comply with the provisions of and perform all of its obligations under each Loan Document to which it is party in accordance with the terms thereof.

5.7 Project Documents.

The Sponsor shall maintain all the Project Documents to which it is a party in full force and effect. The Sponsor shall comply with the material provisions of and perform all of its material obligations under the Project Documents to which it is a party. The Sponsor shall diligently pursue all of its rights and remedies under the Project Documents to which it is party.

5.8 Independent Consultants.

The Sponsor (i) shall cooperate in all respects with each Independent Consultant and (ii) shall ensure that each Independent Consultant is provided with all information reasonably requested by such Independent Consultant in fulfilling its duties to the Credit Parties and ensure that any information that it may supply to such Independent Consultant is accurate and not, by omission of information or otherwise, misleading in any material respect at the time such information is provided.

5.9 Additional Documents; Filings and Recordings.

The Sponsor shall execute and deliver, from time to time as reasonably requested by the Loan Servicer, DOE or the Collateral Agent at the Sponsor’s expense, such other documents as shall be necessary or advisable or that the Loan Servicer, DOE and the Collateral Agent may reasonably request in connection with the rights and remedies of the Credit Parties and the Collateral Agent granted or provided for by the Transaction Documents to which it is party, and to consummate the transactions contemplated therein.

5.10 Intellectual Property and Technology.

(a) The Sponsor shall not take any action or fail to take any action related to the Technology or Intellectual Property Rights that would in any way prevent Borrower from exercising the rights granted to the Borrower under the Project IP License Agreement, or that would otherwise materially conflict with or adversely affect the rights granted to the Borrower under the Project IP License Agreement, except, in each case, where the action or failure to take any action could not reasonably be expected to have a Material Adverse Effect.

(b) The Sponsor shall take all commercially reasonable actions necessary to maintain and protect the Technology and Intellectual Property Rights provided under the Project IP License Agreement, including (i) protecting the secrecy and confidentiality of all confidential information and trade secrets having a material value by having and enforcing a policy requiring all current and former employees, consultants, licensees, vendors and contractors to execute appropriate confidentiality and invention assignment agreements; and (ii) taking all commercially reasonable actions necessary to ensure that none of the Technology that is a trade secret having a material value falls or has fallen into the public domain, except, in each case, where the failure to take any action could not reasonably be expected to have a Material Adverse Effect.

(c) If the Sponsor becomes aware of any breach or violation of the Technology or Intellectual Property Rights, the Sponsor shall take such actions set forth in the Project IP License Agreement to protect the rights granted to the Borrower under the Project IP License Agreement, including suing for an injunction against such violation or breach.

5.11 [Intentionally Omitted]

5.12 ERISA Covenants.

(a) The Sponsor shall do, and shall cause each of its ERISA Affiliates to do, each of the following: (i) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code or other Federal or state law; (ii) cause each Qualified Plan to maintain its qualified status under Section 401(a) of the Internal Revenue Code; (iii) timely make all required contributions to any Plan; (iv) not become a party to any Multiemployer Plan; (v) ensure that all liabilities under each Plan are either (A) funded to at least the minimum level required by law or, if higher, to the level required by the terms governing such Plan; (B) insured with a reputable insurance company; or (C) provided for or recognized in the Financial Statements most recently delivered to the Loan Servicer under Section 6.1 hereof); and (vi) ensure that the contributions or premium payments to or in respect of each Pension Plan is and continues to be promptly paid at no less than the rates required under the rules of such Pension Plan and in accordance with the most recent actuarial advice received in relation to such Pension Plan and applicable law.

(b) The Sponsor shall not, nor shall it permit any of ERISA Affiliate to, (i) terminate any Pension Plan so as to result in any material (in the opinion of the Loan Servicer) liability to the Sponsor or any ERISA Affiliate, (ii) permit to exist any ERISA Event, or any other event or condition, which presents the risk of a material (in the opinion of the Loan Servicer) liability to any ERISA Affiliate, (iii) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any material (in the opinion of the Loan Servicer) liability to the Sponsor or any ERISA Affiliate, (iv) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could result in any material (in the opinion of the Loan Servicer) liability to the Sponsor or any ERISA Affiliate, or (v) permit the present value of all nonforfeitable accrued benefits under any Pension Plan (using the actuarial assumptions utilized by the PBGC upon termination of an employee pension benefit plan subject to Title IV of ERISA) materially (in the opinion of the Loan Servicer) to exceed the fair market value of the Pension Plan’s assets allocable to such benefits, all determined as of the most recent valuation date for each such Pension Plan.

(c) Neither the Sponsor nor any ERISA Affiliate shall adopt, establish, participate in, or incur any obligation to contribute to, any Employee Benefit Plan or incur any liability to provide post-retirement welfare benefits in violation of any Governmental Rule.

5.13 Investment Company Act.

The Sponsor shall not take any action that would result in the Sponsor or the Borrower being required to register as an “investment company” under the Investment Company Act.

5.14 Debarment Regulations.

Unless authorized by DOE, the Sponsor shall not knowingly enter into any transactions with any Person who is debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or nonprocurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations.

ARTICLE VI.

GOVERNING LAW, CONSENT TO JURISDICTION AND VENUE

6.1 Governing Law

This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, Federal law and not the law of any state or locality. To the extent that a court looks to the laws of any state to determine or define the Federal law, it is the intention of the parties hereto that such court shall look only to the laws of the State of New York without regard to the rules of conflicts of laws.

6.2 Waiver of Trial by Jury

EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR DOE, THE LOAN SERVICER, AND THE COLLATERAL AGENT TO ENTER INTO THIS AGREEMENT.

6.3 Consent to Jurisdiction; Service of Process

By execution and delivery of this Agreement, the Sponsor irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding against it arising out of or in connection with this Agreement or any other Loan Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of (i) the courts of the United States of America for the Southern District of New York, (ii) the courts of the United States of America located in the District of Columbia, (iii) any other federal court of competent jurisdiction in any other jurisdiction where it or any of its property may be found, and (iv) appellate courts from any of the foregoing;

(b) consents that any such action or proceeding may be brought in or removed to such courts, and waives any objection, or right to stay or dismiss any action or proceeding, that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Sponsor at its address set forth in Section 11.01 of the Common Agreement or at such other address of which DOE shall have been notified pursuant thereto;

(d) agrees that nothing herein shall (i) affect the right of any Credit Party to effect service of process in any other manner permitted by law or (ii) limit the right of any Credit Party to commence proceedings against or otherwise sue the Sponsor or any other Person in any other court of competent jurisdiction nor shall the commencement of proceedings in any one or more jurisdictions preclude the commencement of proceedings in any other jurisdiction (whether concurrently or not) if, and to the extent, permitted by the Governmental Rules; and

(e) agrees that judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or without the U.S. by suit on the judgment or otherwise as provided by law, a certified or exemplified copy of which judgment shall be conclusive evidence of the fact and amount of the Sponsor’s obligation.

ARTICLE VII.

MISCELLANEOUS

7.1 Notices

Any communications to any party to this Agreement or notices provided pursuant to this Agreement may be given to the address set forth for such party as provided in Section 11.1 of the Common Agreement. Each communication to be made under this Agreement shall be made in writing and, unless otherwise stated, shall be given and deemed effective as provided in Section 11.1 of the Common Agreement.

7.2 Amendments to Other Documents

No compromise, alteration, amendment, modification, extension, renewal, release or other change of, or waiver, consent or other action in respect of any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of this Agreement or any other Transaction Document shall in any way alter or affect any of the obligations under this Agreement or any other Transaction Document of the Sponsor.

7.3 Entire Agreement

This Agreement, including any agreement, document or instrument attached hereto or referred to herein, integrates all the terms and conditions mentioned herein or incidental hereto and supersedes all oral negotiations and prior agreements and understandings of the parties hereto in respect to the subject matter hereof.

7.4 No Discharge

The obligations of the Sponsor under this Agreement and each other Sponsor Loan Document shall not be affected by (i) any default by the Borrower or any other Major Project Participant (other than the Sponsor) in the performance or observance of any of its agreements or covenants in this Agreement or any other Transaction Document, or (ii) the insolvency of the Borrower or any other Major Project Participant (other than the Sponsor). No obligations of the Sponsor under this Agreement or any other Sponsor Loan Document shall be released, discharged or in any way affected by any reorganization, arrangement, compromise, composition or plan affecting the Borrower or any of its Affiliates or by any lack of validity or enforceability of this Agreement or any other Transaction Document, whether or not the Sponsor shall have notice or knowledge of any of the foregoing.

7.5 Termination.

Except as expressly provided herein, the obligations of the Sponsor under this Agreement shall remain in full force and effect until the date on which all Secured Obligations (other than inchoate indemnity obligations) have been indefeasibly paid in full and all commitments to extend credit under the FFB Note Purchase Agreement have been terminated.

7.6 Reinstatement

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of any obligations of the Sponsor under this Agreement, or any part of this Agreement, is, pursuant to the Governmental Rules, rescinded or reduced in amount, or must otherwise be restored or returned by any Credit Party. In the event that the whole or any part of any payment is so rescinded, reduced, restored or returned, such obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7.7 Limitation on Liability

Except for a claim arising from the gross negligence or willful misconduct of any Person, no claim shall be made by the Sponsor against any Agent or any Credit Party or any of their respective Affiliates, directors, employees, attorneys or agents for any special, indirect, consequential or punitive damages (whether or not the claim for such damages is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Transaction Documents or any act or omission or event occurring in connection with such documents. The Sponsor waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

7.8 Waiver of Subrogation

Until the Secured Obligations (other than inchoate indemnity obligations) shall have been indefeasibly paid in full and all commitments to extend credit under the DOE Credit Facility shall have expired or terminated, the Sponsor shall not enforce or accept any payment by the Borrower under any right of subrogation which may have arisen or may hereafter arise in connection with this Agreement.

7.9 Rights and Responsibilities of Agents

Each of the Collateral Agent and the Loan Servicer shall be entitled to the benefits of Article 9 (Agents and Advisors) of the Common Agreement and Section 11.17 (Payment of Costs and Expenses) of the Common Agreement in connection with the performance of its rights and responsibilities and exercise of its rights under this Agreement and any other Sponsor Loan Document to which such Person is a party.

7.10 Calculations

All financial calculations to be made under, or for the purposes of, this Agreement and the other Sponsor Loan Documents shall be determined in accordance with the Common Agreement.

7.11 Successors and Assigns

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors or permitted assigns of the parties hereto. The Sponsor may not make an assignment or other transfer of this Agreement or any interest herein, unless it has obtained the prior written consent of the Collateral Agent acting upon the instruction of the Loan Servicer pursuant to the Common Agreement to such assignment or other transfer.

(b) Neither the Sponsor nor the Borrower shall be entitled to assign this Agreement or any benefit or obligation under this Agreement in whole or in part. The Sponsor irrevocably consents to any absolute, conditional or collateral transfer, pledge or assignment from time to time by the Borrower to the Collateral Agent of any or all of the right, title and interest of the Borrower in, to, and under this Agreement under the Security Documents and agrees that (i) the Collateral Agent shall be a permitted assignee of the Borrower’s rights hereunder and may succeed to all the rights, titles and interests of the Borrower hereunder, (ii) all payments hereunder by the Sponsor of its obligations shall be made to the Collateral Agent and (iii) the Collateral Agent shall be entitled to exercise such rights and remedies as are provided in the Security Documents.

(c) The Collateral Agent and the Loan Servicer shall assign all of their respective rights and obligations under this Agreement to any successor appointed pursuant to the Collateral Agency Agreement or the Common Agreement (as appropriate).

7.12 Amendments

Neither this Agreement nor any of the terms of this Agreement may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing and signed by the parties to this Agreement.

7.13 Severability

In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the parties hereto agree to the fullest extent they may effectively do so that the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

7.14 Delay and Waiver

No delay or omission to exercise, and no course of dealing with respect to, any right, power or remedy accruing upon the occurrence of any Potential Default or Event of Default or any other breach or default of the Borrower under this Agreement or the Common Agreement shall impair any such right, power or remedy of the Credit Parties, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single Potential Default or Event of Default, or other breach or default be deemed a waiver of any other Potential Default or Event of Default or other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any of the Credit Parties of any Potential Default or Event of Default, or other breach or default under this Agreement or any other Loan Document, or any waiver on the part of any of the Credit Parties of any provision or condition of this Agreement or any other Loan Document, must be in writing and shall be effective only to the extent in such writing specifically set forth.

7.15 Remedies

The remedies provided in this Agreement or by law or otherwise afforded to any of the Credit Parties shall be cumulative and not alternative. If the Sponsor fails to pay or perform any of its obligations hereunder when due, the Borrower and each Credit Party may avail itself of all available remedies, in law or at equity, to enforce its rights hereunder. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion of any other appropriate right or remedy.

7.16 Benefits of Agreement

Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors and permitted assigns hereunder and under the Loan Documents, any benefit or any legal or equitable right or remedy under this Agreement.

7.17 Conclusive Authority

In taking or omitting to take any action (including exercising or failing to exercise any option, voting right or other election provided for in this Agreement or any other Loan Document), each Agent, as between such Person on the one hand and the Borrower, the Sponsor and each other Major Project Participant on the other hand, shall be conclusively presumed to be acting or omitting to act in such capacity with full and valid authority so to conduct itself, notwithstanding any reference to the Common Agreement or any other Loan Document. Except to the extent provided otherwise in this Agreement, nothing in this Agreement shall be deemed to prejudice the rights and responsibilities, if any, of such Agent with respect to any other Credit Party arising out of the Common Agreement or any other Loan Document.

7.18 Counterparts

This Agreement may be executed in one or more duplicate counterparts and when signed by all of the parties shall constitute a single binding agreement.

IN WITNESS WHEREOF, the parties to this Agreement, acting through their Authorized Officials, have caused this Agreement to be signed in their respective names as of the date first above written.

SOLYNDRA FAB 2 LLC

By:	Solyndra, Inc., its sole Member

	By:	/s/ W.G. Stover, Jr.
	Its:	Vice President, Finance & Chief Financial Officer

SOLYNDRA, INC.

By:	/s/ W.G. Stover, Jr.
Its:	Vice President, Finance & Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Its:

U.S. DEPARTMENT OF ENERGY, as Credit Party

By:
Its:

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties to this Agreement, acting through their Authorized Officials, have caused this Agreement to be signed in their respective names as of the date first above written.

SOLYNDRA FAB 2 LLC

By:	Solyndra, Inc., its sole Member

By:
Its:

SOLYNDRA, INC.

By:
Its:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Jean Clarke
Its:	Assistant Vice President

U.S. DEPARTMENT OF ENERGY, as Credit Party

By:
Its:

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties to this Agreement, acting through their Authorized Officials, have caused this Agreement to be signed in their respective names as of the date first above written.

SOLYNDRA FAB 2 LLC

By:	Solyndra, Inc., its sole Member

By:
Its:

SOLYNDRA, INC.

By:
Its:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Its:

U.S. DEPARTMENT OF ENERGY, as Credit Party

By:	/s/ David G. Frantz
Its:	Director, Loan Guarantee Program Office

[Signature Page to Sponsor Support Agreement]

U.S.DEPARTMENT OF ENERGY, as Loan Servicer

By:	/s/ David G. Frantz
Its:	Director, Loan Guarantee Program Office

[Signature Page to Sponsor Support Agreement]